EXHIBIT 10.20

                        AGREEMENT FOR PURCHASE AND SALE

DATE: JUNE 12, 1997

NAME OF BUYER: EQUITY ONE (GAMMA) INC. AND/OR PERMITTED ASSIGNS

ADDRESS OF BUYER: 777 17TH STREET: PENTHOUSE

CITY: MIAMI BEACH      STATE: FLORIDA     ZIP: 33139

TELEPHONE: 305-672-1234     FACSIMILE: 305-672-6606

NAME OF SELLER: ISIDORO LERMAN, TRUSTEE

ADDRESS OF SELLER: C/O DAVID FELDMAN, ESQUIRE, 407 LINCOLN ROAD

CITY: MIAMI BEACH      STATE: FLORIDA     ZIP: 33139

TELEPHONE: 305-534-4721     FACSIMILE: 305-532-7015

      1. DESCRIPTION OF PROPERTY: Seller ("Seller") agrees to sell land the above named Buyer ("Buyer") agrees to purchase, under the terms and conditions set forth in this Agreement, all right, title and interest of the Seller in and to the following:

         A. The parcel of real property, known as SKY LAKE MALL, located in Miami, Dade County, Florida and more fully described below, and any improvements situated on such parcel, together with any and all easements, covenants and other rights appurtenant to such parcels and owned by Seller, consisting of approximately 25 acres and approximately 320,000 square feet of improvements (hereinafter the "Real Property"):

                         See Exhibit A attached hereto

         B. Intangible Property (collectively "Intangible Property") consisting of (i) any and all Leases and Contracts in effect on the Closing Date and (ii) any and all transferable licenses, permits, licenses, certificates of occupancy, and other approval in effect at the Closing Date and necessary for the current use and operation of the real property or the personal property,
(iv) any and all transferable warranties, architectural or engineering plans and specifications and tests and studies, development rights that are in possession exist as of the Closing Date and relate to the Real or Personal Property.

         C. All furniture, furnishings, fixtures, equipment and other tangible personal property that is affixed to an/or located at the Real Property which is owned by Seller on the Closing Date and used in connection with the management, operation or repair of the Real Property excluding all tangible personal property owned by tenants of the Real Property (collectively "Personal Property").

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         D. Real Property, Personal Property and Intangible Property may
sometimes be herein collectively referred to as the "Property".

      2. PURCHASE PRICE: The total purchase price of the Property is $11,500,000.00 (U.S.) payable as follows:

        A. Initial deposit to be paid
           upon execution to
           Alan J. Marcus, Esquire
           Trust Account                               $   100,000.00
                                                       --------------

        B. Additional Deposit due within
           2 days after Inception Period               $   300,000.00
                                                       --------------

        C. Total Deposit:                              $   400,000.00
                                                       --------------

        D. Wire transfer of funds
           required at closing:                        $11,100,000.00
                                                       --------------

           TOTAL PURCHASE PRICE                        $11,500,000.00
                                                       --------------

      The deposits to be paid by Buyer shall be held ALAN J. MARCUS, Esquire, and shall be refundable to Buyer only as set forth herein and as set forth in the Escrow Agreement executed in connection herewith.

      3. ACCEPTANCE: If this offer is not executed by and delivered to all parties on or before 5:00 p.m., June 12, 1997, this offer shall be deemed withdrawn and null and void.

      4. FACSIMILE; EFFECTIVE DATE: Facsimile copies of this Agreement, signed and initialed in counterpart, shall be considered for all purposes, including delivery, as originals. The Effective Date of this Agreement will be (a) the date when the last one of Buyer and Seller has signed this offer, or (b) if changes in this offer (after signature) have been made and initialed by the parties, the date when the last one of Buyer or Seller has initiated those changes.

      5. INSPECTIONS AND CONDITION OF PROPERTY:

         A. Buyer shall have thirty (3) days from the Effective Date to complete its due diligence inspection of the Real Property (the "Inspection Period"). To assist Buyer with this

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inspection, Seller shall make available at Sky Lake Mall office, within two (2)
days of the Effective Date, to Buyer copies of all available leases, contracts, agreements, licenses, permits, surveys, environmental reports, roof reports, building inspection reports and other reports in Seller's possession concerning the condition of the Property, as well as utility bills, year to date income and expense statements, sales reports for the anchor tenants for the current year and past three years; any other sales reports from any tenant required to report for the current year and past three years, etc. concerning the Real and Personal Property. During the Inspection Period, Buyer may conduct such inspections, at Buyer's sole expense, as Buyer may deem necessary to ascertain the physical condition of the Real Property. In the event the Real or Personal Property is not acceptable to Buyer for any reason, Buyer shall provide written notice of same to Seller, at Seller's address, prior to the expiration of the Inspection Period. In such event, this Agreement shall be terminated and of no further force and effect and Buyer and Seller shall be released of all obligations hereunder and Buyer shall be refunded all deposits without further notice. Failure of Buyer to deliver notice to Seller as required herein shall constitute waiver of Buyer's right to give such notice and shall be deemed acceptance of the Real and Personal Property by Buyer. Buyer shall confirm the size and dimensions of the real property and improvements thereon, Buyer shall
(i) complete its inspection Period; (ii) not disturb or interfere with the operation, management or use of the Project by Seller, Seller's agents, any tenant of the Project or by any such tenant's customers, invitee or guests; and
(iii) not damage or affect the physical structure of the Property. Buyer shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Buyer covenants and agrees to return the Property to the same condition as existed prior to such inspections and studies. Buyer agrees not to allow any liens to arise against the Property as a result of such inspections and studies and agrees to indemnify and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Buyer's or its agent's or employee's entry onto the Property prior to Closing.

         B. Buyer acknowledges that Buyer is purchasing the Property in "AS IS, WHERE IS" Condition and Buyer further acknowledges that Seller has made no warranties or representations, express or implied, in respect to the real and personal property except as set forth in Paragraph 8 and further, Buyer has been given the opportunity and has made an independent investigation of the Property.

      6. CLOSING:

         A. The closing for delivery of the deed and payment of the balance of the purchase price shall take place at Seller's attorney's office at a mutually agreeable time thirty (30) days from the expiration of the Inspection Period, unless extended by any provision herein. If such date occurs other than on a business day, the Closing Date shall be extended to the next business day.

         B. Possession of the Property shall be transferred by Seller to Buyer simultaneously with the closing of title.

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      7. FINANCING

         This is an All-Cash transaction.

     8.  SELLER'S REPRESENTATIONS AND WARRANTIES:

         Seller represents and warrants to Buyer that as of the Effective Date:

         (a) the person executing this Agreement on behalf of Seller is duly and expressly authorized to do so;

         (b) the Seller has full right and authority to enter into this Agreement;

         (c) that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms;

         (d) that the conveyance contemplated herein does not and will not violate any Partnership Agreements or restrictions;

         (e) that Seller is in good standing under the laws of the jurisdiction and is qualified to do business in the State of Florida;

         (f) the Seller has not received any notices from any governmental agency that it is in violation of the Americans with Disabilities Act; and

         (g) Seller represents and warrants that it has no knowledge of any material condition that adversely affects the Real Property.

      9. BUYER'S REPRESENTATIONS AND WARRANTIES: Buyer represents and warrants to Seller that the following are true, accurate and complete as of the Effective
Date:

         (a) Buyer is duly organized Corporation, validly existing and in good standing, and authorized to do business within the State of Florida.

         (b) Each of the persons executing this Agreement on behalf of Buyer is duly authorized to do so. Buyer has full right and authority to enter into this Agreement and to contemplate the transaction contemplated herein. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         (c) There are no actions, suits, claims or other matters pending, or, to the Buyer's best knowledge and belief, contemplated or threatened against Buyer that could affect Buyer's ability to perform its obligations under this Agreement.

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         (d) Buyer has sufficient funds and worthy credit available to consummate the Closing of the transaction described in this Agreement.

     10. LIMITATIONS ON FUTURE LEASES AND RENTALS: Subsequent to the Effective Date, Seller shall not, without Buyer's prior written consent, enter into any leases or contracts except for (i) contracts to be completed or that are to terminate at or before closing, or (ii) service contracts that are terminable on not less than 30 days notice. Buyer shall have five (5) days to approve any proposed leases. In the event Buyer does not provide written consent to the proposed lease of contract, Buyer's silence shall be deemed a refusal to consent to said lease or contract.

     11. CONDITION OF PROPERTY AT CLOSING: Seller shall be obligated to maintain the Property in the same condition as of the Effective Date, reasonable wear and tear excepted. Seller shall be obligated to repair and correct any deficiencies in the condition of the Property occuring subsequent to the Effective Date hereof, subject to Paragraph 14, herein.

     12. CONDITIONS PRECEDENT TO CLOSING

         A. CONDITIONS PRECEDENT FOR BUYER: The obligation of Buyer to purchase the Property from Seller under this Agreement is, subject to the satisfaction, at Closing, of each of the following:

        (i) The representations and warranties made by Seller in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date.

        (ii) Seller shall have performed all covenants and obligations required by this Agreement to be performed by Seller on or before Closing.

        (iii) Title to the property shall conform with the requirements of Paragraph 17 herein and Buyer shall have received a written Commitment for Title Insurance, as described in Paragraph 17, indicating that an owner's title insurance policy in accordance with the provisions of Paragraph 17 will be issued after the date of Closing and compliance with any requirements contained therein. At Closing, said Commitment shall be "marked up" indicating satisfaction of all requirements set forth in said Commitment and deleting all standard exceptions; i.e. to wit, GAP, mechanics and or other liens, encroachments, and easements, etc.; chapter 159 liens and assessments; liens or assessments not shown in the public records; and or any exception thereby seeking to impose any lien, assessment, and or other encumbrance against the Property. Nothing contained herein shall limit, modify, and/or otherwise effect Seller's obligation to deliver to Buyer, in any event, and at Seller's expense, upon Closing, good, marketable and insurable title to the Property.

        (iv) Seller shall furnish a written estoppel letter from each tenant or Affidavit executed by Seller as set forth in Paragraph 18 of this Agreement.

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        (v) All Leases for all of the tenants which occupy the Property shall be in good standing and effective and that each tenant of the Property shall be operating at the Property and in full compliance with its lease obligations. In the event that prior to Closing, any of the tenants of the Property have vacated their premises or on in default or breach of their lease obligations or have provided notice of any kind to that effect, Buyer may (i) terminate this Agreement, whereby Buyer shall be reimbursed its deposit and Buyer shall be released of all obligations hereunder.

        B. CONDITIONS PRECEDENT FOR SELLER: The obligation of Seller to sell the Property to Buyer under this Agreement is, subject to the satisfaction, at closing, of each of the following:

           (i) The representations and warranties made by Buyer in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date.

           (ii) Buyer shall have performed all covenants and obligations required by this Agreement to be performed by Buyer on or before Closing.

     13. CLOSING; DELIVERIES AT CLOSING: The closing of the transaction contemplated in this Agreement ("Closing") shall take place on the date set forth in Paragraph 6 of this Agreement.

         A. At the time of Closing, Seller shall deliver to Buyer the following items:

            1. Warranty Deed.

            2. Bill of Sale with respect to any Personal Property included in the sale;

            3. Mechanics' Lien Affidavit.

            4. "GAP" Affidavit.

            5. Assignment of Leases, Rents and Security Deposits;

            6. Assignment of Contracts, if any;

            7. Title evidence as set forth in Paragraph 17.

            8. Appropriate authorizations of the Seller, if necessary; and

            9. Such other documents as may be reasonably required in order to carry out the purchase and sale.

         B. At the time of closing, Buyer shall deliver or cause to be delivered to Seller

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the following items:

            1. The earnest Deposit to be credited against Purchase Price;

            2. A corporate resolution and an incumbency certificate to evidence Buyer's capacity and authority to consummate Closing, a certified copy of Buyer's Article of Incorporation and bylaws, including all amendments thereto; and if Buyer is a corporation, a current Certificate of Good Standing in state in which Buyer is incorporated;

            3. Acceptance of Assignment of Contracts;

            4. Acceptance of the Assignment of Leases, Rents and Security
               Deposits;

            5. The balance of the Purchase Price and such other funds necessary to pay all Closing and other costs and adjustments to be paid by Buyer under this Agreement (to be delivered by wire transfer).

         C. Each party agrees to execute and deliver at Closing a settlement statement setting forth the charges, adjustments and credits to each party and to execute and deliver such other documents and take such actions as either party or the Escrow Agent might reasonably request to consummate the transaction herein contemplated.

         D. At Closing, the Escrow Agent shall (a) disburse all funds, then (b) record, among the appropriate Public Records, all documents to be recorded, and then (c) deliver all original documents and copies thereof, to the appropriate parties.

     14. RISK OF LOSS: Risk of loss prior to closing shall be borne by Seller.

         A. If between the time of execution of this Agreement and the time of closing, the Property is damaged by fire or other casualty the following shall apply, at Buyer's option;

            1. Upon receipt of applicable insurance proceeds, Seller shall have the obligation to repair or replace the damaged improvements built upon the Real Property. If Buyer requires, Seller shall make such repairs or replacements and this Agreement shall continue in full force and effect and the Seller shall be entitled to extend the closing for a reasonable additional period of time so as to enable Seller to complete such repairs or replacements; or

            2. Buyer may notify Seller that Buyer would rather that Seller not repair or replace any such loss or damage and Seller shall assign all right to and in any and all proceeds received from insurance or in satisfaction of any claims or actions in connection with such loss or damage and upon such assignment Buyer shall close without any purchase price reduction.

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            3. In the event the cost of repairs is in excess of $250,000.00,
Seller or Buyer shall have the right to cancel this Agreement in which event, this Agreement shall be deemed canceled and of no further force or effect. Buyer shall be refunded its deposit monies, without further notice, and the parties shall be released and discharged of all claims and obligations hereunder.

         B. CONDEMNATION

         In the event that all or any substantial portion of the Real Property is condemned or taken by eminent domain prior to Closing, Buyer may, at its option, either: (i) terminate this Agreement by written notice thereof to Seller within ten (10) days after Seller notifies Buyer of the condemnation and receive an immediate refund of the Deposit, and all interest accrued thereon or
(ii) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing any proceeds actually received by Seller attributable to the Real Property from such condemnation or eminent domain proceeding, net of any costs associated with such condemnation or eminent domain proceeding, or an assignment of Seller's rights against the condemning authority, and there shall be no reduction in the purchase price. In the event Buyer fails to timely deliver written notice of termination as described in (i) above, Buyer shall be deemed to have elected to proceed in accordance with (ii) above.

     15. EXPENSES OF CLOSING:

         A. Seller shall pay the following costs incurred in this sale:

            (i)   Seller's attorneys fees and costs;

            (ii) the cost of recording any releases or corrective title instruments.

            (iii) all documentary stamp taxes and surtax on the deed that will be due as a result of the completion of the sale; and

            (iv) the costs of delivery of the Evidence of Title, as required in Paragraph 17B, herein.

         B. Buyer shall pay the following costs incurred in this sale:

            (i)   Buyer's attorney's fees and costs;

            (ii)  the costs of recording the deed of conveyance; and

            (iii) the cost of Title Insurance.

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     16. PRORATIONS AND CREDITS

         A. PRORATIONS: Current real estate taxes, based on the latest tax bill then available; personal property taxes and assessments, rents, maintenance fees and other similar customarily proratable items shall be prorated as of the Closing Date with Buyer being responsible for and being credited with those on the day of Closing. Buyer shall receive a credit for any rent that is past due for the month in which the Closing occurs. Upon receipt by Buyer of such rent, Buyer shall remit same to Seller. Buyer shall also receive a credit for any rents that have accured for the month in which Closing occurs, but are unpaid. Upon collection of such rent, the Buyer shall disburse same to Seller within 10 days of receipt. The provisions of the Paragraph are intended to survive Closing. Buyer shall not be obligated to institute any collection proceedings to collect any rents that accrued prior to the Closing Date.

         B. CREDITS: Buyer shall be credited with the amount of any prepaid rents paid to Seller by tenants of the Property for periods subsequent to the Closing date and with the amount of any security deposits for tenants of the Property.

     17. TITLE REQUIREMENTS:

        A. Title to the property shall be insurable and shall be conveyed from Seller to Buyer free and clear of all encumbrances except the Permitted Exceptions which are set forth as Exhibit "A" and to the extent not set forth on Exhibit "A".

        1. Covenants, conditions, restrictions, limitations, reservations, dedications, agreements, and easements of record (including but not limited to, water, sewer, gas, electric and other utility agreements) at the time of closing, provided that they do not contain provisions for reversion or forfeiture of title in the event of violation and do not substantially impair the use of the property for its customary purposes.

        2. General and special taxes and assessments for current and subsequent years.

        3. Regulatory laws and ordinances of all appropriate governmental authorities including but not limited to zoning restrictions.

        4. Rights of parties in possession.

        B. Within 15 days of the Effective Date, Buyer shall obtain, at a cost to Seller not to exceed $350.00, evidence of title consisting of a Commitment to issue Title Insurance from either Commonwealth Land Title or Attorney's Title Insurance Fund, along with copies of all title exceptions for Buyer to review. Buyer shall have 15 days from receipt of the Evidence of Title to review same. If any exceptions render the Property unacceptable for Buyer's use, Buyer shall advise Seller of same and the provisions of Section 17.E shall apply. Buyer shall, through its attorney,

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cause said title insurance to be issued and Buyer shall be responsible for all costs relating to the issuance of the Owners Policy.

     All exceptions for which the Buyer does not object shall be considered to be Permitted Exceptions and shall be deemed acceptable by Buyer.

         C. Except for the Permitted Exceptions, Seller shall be obligated to deliver the property free and clear of any and all encroachments, overlaps, boundary line disputes and other matters disclosed by a certified survey other than those set forth in the survey referenced herein. In the event the survey shows any such encroachment or that the improvements presumed to be located on the real property in fact encroach on setback lines, easements, or lands of others, or violate any restrictions of record, covenant or applicable government regulation, same shall be treated as a title defect which renders title unmarketable.

         D. As a further requirement of title, at closing (i) the Title Insurance Commitment shall be marked to indicate satisfaction of all requirements set forth necessary in order to deliver insurable and marketable title and (ii) the standard printed exceptions contained in American Land Title Association Standard Form B Owners' Title Insurance Policy customarily issued shall be deleted; i.e. to wit, parties in possession, GAP, mechanics and or other liens, encroachments, and easements, etc.; chapter 159 liens and assessments; liens or assessments not shown in the public records; and or any exception thereby seeking to impose any lien, assessment, and or other encumbrance against the Property. Nothing contained herein, shall limit, modify, and/or otherwise effect Seller's obligation to deliver to Buyer, in any event, and at Seller's expense, upon Closing, good, marketable and insurable title to the Property. In the event any exception referenced herein cannot be deleted, same shall be treated as a title defect.

         E. If the title is not insurable at the time of Closing, Seller shall have 30 days following the date for Closing within which to remedy such defect and shall use diligent effort to cure such defect, including the obligation to institute litigation to effect such cure, or pay any amounts which are liquidated, within 30 days of said notice. If Seller shall fail to cure such defect within said 30 day period, Buyer shall have the option of either accepting the title as it is or demanding a refund of the Buyer's deposit. Buyer may also allow such additional time as may be deemed necessary, in the discretion of the Buyer, for Seller to cure such defect. Upon any such refund, this Agreement shall thereupon be terminated and both parties shall be relieved of further liabilities hereunder.

     18. TENANT ESTOPPEL LETTERS: Seller shall deliver to Buyer, within 10 days of Closing, an estoppel certificate (hereinafter the "Estoppel Certificate") signed by each of the tenants of the Property indicating the amount of rent paid, the date last paid, the amount of security deposits, any prepaid rents, etc. Buyer shall, within five (5) days of the Effective Date, supply such form acceptable to Buyer for Seller's use. Buyer's obligation to close shall be subject to (1) receipt of such Estoppel Letters and (2) said Estoppel Letters being consistent with the terms and conditions of the Leases of the tenants and shall confirm that the Lease of said tenant is in good standing. Alternatively, Seller may provide an Affidavit attesting to the items contained in the Estoppel

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Certificate concerning all tenants except: Nations Bank, South Broward Hospital
Group, First Union Bank, McDonalds, Lox Haven, Humana, Garden Dry Cleaners, Bingo, Goodwill, Morrisions, Skylake Beauty Shop, Drs. DeStefano & Zimmerman, and Skylake Washbowl.

     19. ASSIGNMENT: This Agreement may be assigned to a controlled affiliate of the Buyer without the consent of Seller. Buyer may elect to change the name or the Corporate Purchaser and upon such change, shall notify Seller and which shall be effective upon delivery of notice of the assignment and assumption of the Agreement, such change to be made within 3 days prior to Closing.

     20. DEFAULT: Should Buyer fail to purchase on the date on which title is to close in accordance with this Agreement, or fail to perform any of Buyer's other obligations under this Agreement and such default is not cured within 10 days after written notice to Buyer, Seller may, at Seller's option, cancel this Agreement by written notice to Buyer. In such event, Buyer's deposits and all other sums paid to Seller (including any interest earned thereon) shall be retained by Seller as liquidated and agreed damages for Buyer's default, and this Agreement shall terminate. Seller has removed the Property from the market and has incurred indirect expenses relative to sales, advertising and the like, and Buyer recognizes that no other method could determine the precise damage resulting and retention of all sums then paid as liquidated and agreed damages shall be Seller's sole remedy in the event of Buyer's default. If this Agreement is so canceled, Seller may sell the Property to any third party as though this Agreement had never been made (without any obligation to account to Buyer for any part of the proceeds of such sale). Should Seller default under this Agreement or fail to perform any of Seller's other obligations under this Agreement and such default is not cured within 10 days after written notice to Seller, Buyer's sole and exclusive remedy shall to to (i) obtain a refund of all deposits made, whereupon this Agreement shall terminate and neither party shall have any liability to the other, or (ii) bring an action for specific performance, without waiving Buyer's right to damages incurred as a result of Seller's breach.

     21. ESCROW AGENT: The Escrow Agent shall hold the deposit funds and perform such duties as set forth in the Escrow Agreement attached hereto, consistent with the provisions of this Agreement.

     22. MISCELLANEOUS PROVISIONS:

        A. All written notices and demands provided under this Agreement shall be hand delivered or sent via certified or registered mail, return receipt requested, or by Federal Express or other air carrier service. All notices and demands shall be deemed properly addressed if addressed as follows and if mailed, shall be deemed given upon being deposited in the United States mail, postage prepaid:

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TO SELLER:                          TO BUYER:

David Feldman, Esq.                 c/o Alan J. Marcus, Esquire
407 Lincoln Road, Suite 701         20803 Biscayne Blvd.; Suite 301
Miami Beach, FL 33139               Aventura, FL 33180
TEL: (305)534-4721                  TEL: (305) 937-1800
FAX: (305) 532-7015                 FAX: (305) 937-1857

        B. This Agreement supersedes and any all prior understandings and agreements between Seller, its agents and representatives and Buyer. It is mutually understood and agreed that this Agreement represents the entire understanding between Buyer and Seller. No representations or inducements made prior to the signing of this Agreement, which are not expressly included in this Agreement or imposed by law, shall be of any force or effect.

        C. Neither this Agreement nor a memorandum thereof shall be recorded in the office of the Clerk in any Circuit Court of the State of Florida, or in any other Public Records of the State of Florida. Any recording of same by Buyer shall be considered a breach of this Agreement.

        D. The acceptance of the deed by Buyer at the closing of this transaction shall be acknowledgment by Buyer of the full performance by Seller of all of its agreements and responsibilities hereunder, and no performance of any agreement, obligation, responsibility or representation of Seller shall survive the closing of this transaction, except those specifically provided for by statute and those specifically stated in this Agreement to survive the closing.

        E. Time shall be of the essence with regard to performance pursuant to this Agreement.

        F. Any disputes arising in connection with this Agreement shall be settled according to Florida law and venue for any action in connection with this Agreement shall be in Dade County, Florida.

        G. No modification of this Agreement shall be valid unless in writing and signed by both parties.

        H. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one such counterpart.

        I. Should any part, clause, provision or condition of this Agreement be held to be void, invalid or inoperative, the parties agree that such invalidity shall not affect any other part, clause, provision or condition thereof, and that the remainder of this Agreement shall be effective as though such void part, clause, provision, or condition had not been contained herein.

        J. In the event of any litigation arising from this Agreement the prevailing party

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shall be entitled to recover attorneys fees and costs incurred therewith.

     23. BROKER: Buyer acknowledges that Buyer is and shall be responsible to pay a commission ("Commission") to Blank Real Estate Company one (1%) percent. Buyer is and shall be responsible to pay a commission ("Commission") to Global Realty and Pointe Realty, Inc., for services performed in finding a Buyer ready, willing and able to purchase the Property pursuant to this Agreement. Said fee is payable by Buyer at time of closing. Seller agrees to indemnify Buyer and hold Buyer harmless for any and all claims concerning Commissions that may arise in favor of any person claiming by, through or under Seller. Buyer agrees to indemnify Seller and hold Seller's harmless for any and all claims concerning Commissions that may arise in favor if any person claiming by, through or under Buyer.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

SELLER:

By:/s/ ISIDORO LERMAN                   Executed by Seller on June 12, 1997
   ---------------------------
       ISIDORO LERMAN, TRUSTEE

BUYER:

EQUITY ONE (GAMMA) INC.

By:/s/ DORON VALERO                     Executed by Buyer on June 12, 1997
   --------------------------------
       DORON VALERO, Vice President

ESCROW AGENT:

  _____________________________   Executed by Agent on June ____, 1997
  ALAN J. MARCUS

                                  [LETTERHEAD]

                  ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE

     THIS ADDENDUM is made and entered into between ISIDORO LERMAN, as Trustee, hereinafter referred to as "Seller" and EQUITY ONE (GAMMA), INC., hereinafter referred to as "Buyer".

     It is understood and agreed that any provisions of this Addendum that are in conflict with the main body of the Agreement for Purchase and Sale, that it is the provisions of this Addendum that are to control.

     1. That paragraph 1, B (iv) is amended to read as follows:

     "any and all transferable warranties, architectural or engineering plans and specifications and tests and studies, development rights that are in possession OF THE SELLER as of the Closing Date and relate to the Real or Personal Property."

     2. Paragraph 5 is amended to provide that Seller is not required to provide any sales reports for any tenant other than Morrison's.

     3. With regard to your letter of June 12, 1997, once this Agreement for Purchase and Sale and Addendum is executed, paragraph 22, as is applicable.

     4. Paragraph 20 is amended to provide that Buyer's remedies are limited to a refund of the deposit monies or in the alternative, to an action for specific performance against Seller.

     5. Paragraph 3 is amended to provide for acceptance to June 13, 1997, at 6:30 p.m.

     6. Buyer acknowledges being advised that Tenant, LOX Haven, has this date advised that it requires the Third Addendum to be amended, Buyer authorizes seller to enter into such an agreement provided that it remain in the form of an option.

     7. Buyer approves for Seller to enter into a one-year extension of Tenent, Humana's lease on its current terms and conditions.

     8. Paragraph 6 is amended to provide that the closing is to occur on August 15, 1997, unless the parties mutually agree to another date.

     9. Paragraph 8 (g) is deleted.

     10. Paragraph 12 (v) is limited to apply only in the event of default by tenants leasing more than 5,000 sq. ft.

     11. Paragraph 14 only applies after the expiration of the inspection period and Buyer having placed the additional deposit monies.

     12. Paragraphp 18 is amended to provided that Buyer is not required to obtain estoppel letters from any of the tenants, and in lieu thereof may provide Seller's affidavits as provided for in that paragraph. Buyer at its discretion may obtain estoppel certificates from the tenants if Buyer so desires.

     Facsimile copies of this Addendum, signed and initialed in counterpart, shall be considered for all purposes, including delivery, as originals.

     DATED this 13th day of June, 1997.

                                  SELLER: ISIDORO LERMAN, as
                                          Trustee

                                  By: /s/ ISIDORO LERMAN
                                      --------------------------
                                      ISIDORO LERMAN, as Trustee

                                  BUYER: EQUITY ONE (GAMMA), INC.


                                  By: __________________________

                 SECOND ADDENDUM TO PURCHASE AND SALE AGREEMENT

     This Second Addendum to Purchase and Sale Agreement is dated the ___ day of July, 1997 by and between Isidoro Lerman, Trustee (hereinafter the "Seller") and Equity One (Sky Lake) Inc. (hereinafter the "Buyer").

                                   WITNESSETH

     WHEREAS, Buyer and Seller entered into an agreement dated June 13, 1997 (the "Agreement") for the purchase of the Shopping Center known as Sky Lake Mall (the "Property"); and

     WHEREAS, Buyer has completed its due diligence inspection of the Property; and

     WHEREAS, the Buyer has discovered certain environmental matters which the Seller has agreed to remedy; and

     WHEREAS, Buyer wishes to proceed to purchase the Property in accordance with the terms and conditions of the Agreement subject to Seller's remediation of the environmental matters; and

     WHEREAS, the parties wish to provide for the terms and conditions whereby Seller will be responsible for remedying such environmental conditions.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agrees as follows:

     1. The Buyer accepts the condition of the Property in its "As Is, Where As" condition, except as set forth herein,

     2. On July 17, 1997, Buyer will deliver to the Escrow Agent the additional deposit required by the Agreement.

     3. Seller agrees to credit the sum of $7,500.00 to Buyer at Closing in satisfaction of the asbestos related matters with proof of existance.

        The Ardaman & Associates Phase II Environmental Report dated July 15, 1997, indicates contamination apparently from the dry cleaner located on the Property and recommends that a Contamination Assessment Report (CAR) be implemented in order to determine the extent of the contamination and to determine a Remedial Action Plan (RAP). Buyer shall obtain separate quotes from Ardaman & Associates and Hydrologic Associates USA, Inc. for the cost of the CAR, RAP and actual remediation. Each quote shall separate the costs of the CAR, RAP and actual remediation. Buyer shall submit each quote to Seller and the parties shall either select the lowest total quote or agree otherwise for the preparation of the CAR and RAP and actual remediation. Thereafter, Buyer agrees to immediately and diligently commence remediation, in accordance with the RAP, in order that the Property be free and clear of all contamination. All costs and expenses incurred in connection with the CAR, RAP and actual remediation shall be paid by Seller. At Closing, Seller agrees to escrow, with the Escrow Agent, in a account which will bear interest in favor of the Seller, the sum of $500,000.00; said funds to remedy this environmental condition. In the event that said sum shall be insufficient to pay the costs of the CAR, RAP and actual remediation, the Seller and Jack Chester, individually, agree to be responsible for all additional costs. This Paragraph is intended to survive Closing.

     4. The terms and conditions of this Second Addendum are incorporated in and shall constitute a part of the Agreement and in the event of any inconsistencies between this Second Addendum and the Contract for Sale and Purchase or First Addendum, then this Addendum shall be controlling.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.

SELLER:  Executed by Seller on July 16, 1997.

By: /s/ ISIDORO LERMAN
    ------------------------
    ISIDORO LERMAN, Trustee

BUYER:   Executed by Buyer on July   , 1997.
EQUITY ONE (SKY LAKE) INC.


By: /s/ DORON VALERO
    ------------------------
    DORON VALERO, Vice President

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